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                                                                  EXHIBIT 3.7(g)

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                  ADDISON STEEL, INC., a Florida corporation, under its corporate seal and the hands of its President, E. C. ADDISON, and Secretary, D. ARTHUR YERGEY, hereby certify that:

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                  The Board of Directors of said corporation, at a meeting
called and held on January 26, 1981 adopted the following resolution amending
Article III of the Articles of Incorporation as twice previously amended as follows:

                  "Be it resolved that the Board of Directors of ADDISON STEEL, INC., a Florida corporation, deems it advisable and hereby declares it to be advisable that Article III of the Articles of Incorporation of said corporation as previously twice amended be further amended, changed and altered so as to read as follows:

                  The capital stock of this corporation shall be as follows:

                  a. Common Stock - Class A - $500,000.00 which shall be divided into one hundred thousand (100,000) shares of a par value of $5.00 per share, all of which is to be fully paid and non-assessable. Said common stock, or any portion thereof, may be paid for in property, labor or services at a just valuation fixed by the incorporators or the directors at a meeting called for that purpose.

                  b. Common Stock - Class B - $500,000.00 which shall be divided into one hundred (100,000) shares of common stock of a par value of $5.00 per share, all of which is to be fully paid and non-assessable, said stock, however, shall have no voting rights. Said common stock or any portion thereof may be paid for in property, labor or services, the just valuation to be fixed by the incorporators or the directors at a meeting called for that purpose.
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                                       II

                  A meeting of the officers, directors and stockholders of said corporation, called by the President, was held January 26, 1981. At said special meeting of officers, directors and stockholders, the above amendment of the Certificate of Incorporation was duly adopted by unanimous vote of all of the directors and stockholders.

                  IN WITNESS WHEREOF, corporation has caused this Certificate to be signed by its President and attested by its Secretary, this 28th day of February, 1981.
                                             ADDISON STEEL, INC.

                                             By
                                                  /s/ E. C. Addison
                                                 ------------------------------
                                                  E. C. Addison, President

ATTEST:
/s/  D. Arthur Yergey                                (Corporate Seal)
------------------------------------
D. Arthur Yergey, Secretary


Signed, sealed and delivered
in the presence of:


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STATE OF FLORIDA
COUNTY OF ORANGE

                  I HEREBY CERTIFY that on this day before me, an officer duly authorized in the State aforesaid and in the County aforesaid, to take acknowledgments, personally appeared D. ARTHUR YERGEY to me known to be the person described in and who executed the foregoing Certificate of Amendment of Articles of Incorporation and he acknowledged before me that he executed the above and foregoing instrument for the uses and purposes therein expressed.

                  IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Orlando, Orange County, Florida, the day and year first above written.



                                                     Notary Public
                                                     My Commission Expires:

STATE OF GEORGIA
COUNTY OF DOUGHERTY

                  I HEREBY CERTIFY that on this day before me, an officer duly authorized in the State aforesaid and in the County aforesaid, to take acknowledgments, personally appeared E. C. ADDISON to me known to be the person described in and who executed the foregoing Certificate of Amendment of Articles of Incorporation and he acknowledged before me that he executed the above and foregoing instrument for the uses and purposes therein expressed.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Albany, Dougherty, Georgia, the day and year first above written.



                                                     Notary Public
                                                     My Commission Expires:


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